Ensco plc Fleet Status Report 16 July 2010

FORWARD LOOKING STATEMENTS DISCLOSURE

Statements contained in the Fleet Status Report regarding the status of developments in the U.S. Gulf of Mexico, our estimated rig availability, contract duration, future rig rates and cost adjustments, customers or contract status (including letters of intent) are forward-looking statements made pursuant to the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements include references to the status of our U.S. Gulf of Mexico contracts in general and potential force majeure in particular, commencement of the ENSCO 8502 contract, future rig rates, cost adjustments, utilization, rig enhancement projections, shipyard construction or work completion, and other contract or letter of intent commitments, including new rig commitments, contract terms, the period of time and number of rigs that will be in a shipyard for repairs, maintenance, enhancement or construction and scheduled delivery dates for new rigs. Numerous factors could cause actual rig, customer and contract status to differ materially from those contemplated in the forward-looking statements, including: any regulatory or legislative activity that would impact our U.S. Gulf of Mexico operations, that may have an adverse effect on the deepwater and other offshore operations in the U.S. Gulf of Mexico or that may adversely affect our existing drilling contracts for ENSCO 8500 Series® rigs or our U.S. Gulf of Mexico jackup rigs, such as a determination of a force majeure event;  the impact of the BP Macondo well incident, and the government and industry response thereto, upon future deepwater and other offshore drilling operations in general, and, in particular, any moratorium or suspension of drilling operations or permits; legislative or regulatory action impacting rig equipment, pollution liability or other matters relating to U.S. or global offshore drilling activities; industry conditions and competition, including changes in rig supply and demand or new technology; prices of oil and natural gas, and their impact upon future levels of drilling activity and expenditures; further declines in drilling activity, which may cause us to idle or stack additional rigs; excess rig availability or supply resulting from delivery of newbuild drilling rigs or a slowdown in offshore drilling; concentration of our fleet in premium jackups; concentration of our deepwater rigs in the U.S. Gulf of Mexico, cyclical nature of the industry; worldwide expenditures for oil and natural gas drilling; operational risks, including excessive unplanned downtime due to drilling moratoria or suspensions, regulatory, legislative or permitting requirements, rig or equipment failure, damage or repair in general and hazards created by severe storms and hurricanes in particular; changes in the dates our rigs will enter a shipyard, be delivered, return to service or enter service; risks inherent to shipyard rig construction, repair or enhancement, including risks associated with concentration of our ENSCO 8500 Series® rig construction contracts in a single shipyard in Singapore, unexpected delays in equipment delivery and engineering or design issues following shipyard delivery; changes in the commencement dates of new contracts; renegotiation, nullification, cancellation or breach of contracts or letters of intent with customers or other parties, including failure to negotiate definitive contracts following announcements or receipt of letters of intent; risks associated with offshore rig operations or rig relocations; availability of transport vessels to relocate rigs; self-imposed or regulatory limitations on drilling locations during hurricane season; impact of current and future government laws and regulations and interpretations, modifications or repeal thereof, affecting the oil and gas industry in general and our operations in particular, including environmental liability, financial responsibility, insurance requirements or taxation; our ability to attract and retain skilled personnel; governmental action and political and economic uncertainties, including expropriation, nationalization, confiscation or deprivation of our assets; terrorism or military action impacting our operations, assets or financial performance.  The factors identified above are believed to be important factors (but not necessarily all of the important factors) that could cause actual rig, customer and contract status to differ materially from those expressed in any forward-looking statement made by us. Other factors not discussed herein could also have material adverse effects on us such as others risks as described from time to time as Risk Factors and otherwise in the Company’s SEC filings. Copies of such SEC filings may be obtained at no charge by contacting our Investor Relations Department at 214-397-3045 or by referring to the Investor Relations section of our website at www.enscoplc.com. All forward-looking statements included in this Fleet Status Report are expressly qualified in their entirety by the foregoing cautionary statements. All information in this report is as of the date posted. The Company undertakes no duty to update any forward-looking statement, to conform the statement to actual results, reflect changes in the Company's expectations or otherwise update any forward-looking statement (or its associated cautionary language), whether as a result of new information or future events.

Important Note Regarding U.S. Gulf of Mexico:

Certain Ensco rigs currently in the U.S. Gulf of Mexico are affected by a drilling moratorium/suspension and other actions imposed by the U.S. Department of Interior.  This moratorium/suspension, related recent Notices to Lessees (NTLs) and other actions are being challenged in litigation by Ensco and others.  The operations of certain Ensco rigs not expressly covered by the moratorium/suspension are being delayed due to new requirements imposed by the NTLs and delays in the drilling permit approval process.   Current or future NTLs or other directives may impact our customers' ability to obtain permits and commence or continue deep or shallow water operations in the U.S. Gulf of Mexico. At present, we are unable to determine the extent that these factors will impact our contracts, operations and/or financial results.

Since the previous Fleet Status Report, some of our customers have submitted force majeure notices involving one of our ultra-deepwater semisubmersible rigs (ENSCO 8500) and four of our jackup rigs (ENSCO 68, ENSCO 82, ENSCO 86 and ENSCO 87). Ensco has rejected all force majeure notices as invalid under the terms of the applicable rig contract.  ENSCO 68, ENSCO 82, ENSCO 86 and ENSCO 87 currently are operating.

In the event of valid force majeure circumstances, the contracts for our ultra-deepwater semisubmersible rigs currently working in the U.S. Gulf of Mexico generally provide that a reduced rate applies for a specified number of days (approximately ten weeks depending on the contract) after which our customers have a right to terminate subject to payment of a significant portion of the day rate for the remainder of the contract term. For our jackup rigs in the U.S. Gulf of Mexico, the contractual force majeure provisions generally provide for payment of full day rate for a specified number of days (approximately two weeks depending on the contract) after which our customers have a right to terminate without further payment.

We are working with our customers, including customers who have not submitted force majeure notices, on mutually agreeable contingency plans for our rigs in the U.S. Gulf of Mexico that may involve day rate adjustments or rig relocations. As respects ENSCO 8502, our customer has questioned whether the new requirements of the moratorium/suspension/NTLs may delay contract commencement.  Ensco believes ENSCO 8502 is in compliance with all contractual requirements and current applicable regulations. The impact of the regulatory developments discussed in this note and potential new regulatory, legislative or permitting requirements has not yet been determined but could have a material adverse effect upon our results of operations.

Ensco plc Fleet Status Report 16 July 2010

Segment Region / Rig	Design (1)	Water Depth' (1)	Customer/Status	Day Rate $000's US	Location	Est. Avail/ Contract Change	Comments
Deepwater Australia
ENSCO 7500	Dynamically Positioned	8000	Chevron	Low 550s	Australia	Sep. 10
Mob day rate of mid 360s and reimbursable mobilization expenses deferred and amortized over contract through Aug. 10. In total, these equal approx. $170,000 per day over the contract term. Expect that beginning Sep. day rate low 520s during demob to shipyard. Then expect 120 days in shipyard for maintenance and upgrade at zero day rate commencing late 3Q10. Customer to pay lump sum of approx. $26 million (likely recognized in 2011) subject to downward adjustment if rig is subsequently mobilizing under a new contract by late 2010/early 2011

U.S. Gulf of Mexico - See Page 1 "Important Note Regarding U.S. Gulf of Mexico"
ENSCO 8500	Dynamically Positioned	8500	Eni/Anadarko	Mid 290s	Gulf of Mexico	Jun. 13
Plus lump sum payment of $20 million and one-time reimbursable costs of $27 million amortized over contract.  Plus cost adjustments and four 1-year same-rate options. Expect 18 days downtime in 3Q for scheduled upgrades

ENSCO 8501	Dynamically Positioned	8500	Nexen/Noble Energy	Mid 370s	Gulf of Mexico	May 13	Mob costs are reimbursed at $18,000 per day over primary contract term. Plus cost adjustments and unpriced options. Expect 4 days downtime in 4Q for scheduled upgrades
ENSCO 8502	Dynamically Positioned	8500	Sea trials & commissioning		Gulf of Mexico	Aug. 12	Contracted to Nexen commencing in Aug. 10 to Aug. 12, mid 480s plus cost adjustments. Contract can extend to 3 or 4 year term at operator's election at the same day rate
ENSCO 8503	Dynamically Positioned	8500	Under construction		Singapore	4Q10	Contracted to Cobalt commencing early 2011 for 2 years, low 520s plus cost adjustments and priced & unpriced options
Under Construction - uncontracted
ENSCO 8504	Dynamically Positioned	8500	Under construction		Singapore	2H11
ENSCO 8505	Dynamically Positioned	8500	Under construction		Singapore	1H12
ENSCO 8506	Dynamically Positioned	8500	Under construction		Singapore	2H12

(1) ENSCO 8500 Series® rigs are 6th generation, proprietary design, ultra-deepwater, dynamically positioned semisubmersibles and may be modified to drill in up to 10,000' water depths.

Ensco plc Fleet Status Report 16 July 2010

Segment Region / Rig	Design	Water Depth'	Customer/Status	Day Rate $000's US	Location	Est. Avail/ Contract Change	Comments

Asia & Pacific Rim
Middle East/India
ENSCO 54	F&G L-780 Mod II-C	300	ADOC/Bunduq	High 120s	Qatar	Jul. 11
Option exercise resulted in reduction in firm period rate retroactive to Feb. 10. Differential in day rate was deferred, so no impact on revenue. Rate adjusted from low 150s for term extension retroactive from Feb. 10. Rate changes in mid Nov. 10 to high 50s. Plus cost adjustments and same price well-to-well option

ENSCO 76	MLT Super 116-C	350	Saudi Aramco	High 130s	Saudi Arabia	Sep. 10	------------------------------
ENSCO 84	MLT 82 SD-C	250	Cold stacked		Bahrain
ENSCO 88	MLT 82 SD-C	250	Ras Gas	Mid 60s	Qatar	Mar. 12	Plus options
ENSCO 94	Hitachi 250-C	250	Ras Gas	Mid 60s	Qatar	Dec. 11	Plus options. Expect 21 days in shipyard for scheduled inspection/repair in 3Q
ENSCO 95	Hitachi 250-C	250	Saudi Aramco	Mid 90s	Saudi Arabia	Aug. 10	Next to shipyard for scheduled inspection/repair
ENSCO 96	Hitachi 250-C	250	Available		Bahrain
ENSCO 97	MLT 82 SD-C	250	Available		Bahrain
Southeast Asia/Australia
ENSCO 52	F&G L-780 Mod II-C	300	Petronas Carigali	Mid 160s	Malaysia	Nov. 10	Plus cost adjustments and unpriced options
ENSCO 53	F&G L-780 Mod II-C	300	Available		Malaysia
ENSCO 56	F&G L-780 Mod II-C	300	Pertamina	Mid 70s	Indonesia	Jan. 11	Plus options
ENSCO 67	MLT 84-CE	400	Pertamina	Mid 80s	Indonesia	Dec. 10	Plus options
ENSCO 104	KFELS MOD V-B	400	ConocoPhillips	High 160s	Australia	Sep. 10	Plus cost adjustments and five 1-well unpriced options. Then expect to work to Feb. 11, mid 120s
ENSCO 106	KFELS MOD V-B	400	Newfield	Mid 90s	Malaysia	Oct. 10	One unpriced 1-year option
ENSCO 107	KFELS MOD V-B	400	Premier Oil	Low 100s	Vietnam	May 12	Plus five 1-well options at index rate
ENSCO 108	KFELS MOD V-B	400	Total	Low 140s	Brunei	Jul. 11	Rate change mid Dec. 10 to mid 120s. Plus one 1-well option at market rate
ENSCO 109	KFELS MOD V- Super B	350	Apache	Low 100s	Australia	May 11	Plus cost adjustments and one unpriced option
ENSCO I	Barge Rig		Cold stacked		Singapore

Ensco plc Fleet Status Report 16 July 2010

Segment / Region / Rig	Design	Water Depth'	Customer/Status	Day Rate $000's US	Location	Est. Avail/ Contract Change	Comments

Europe & Africa North Sea
ENSCO 70	Hitachi K1032N	250	Tullow	Mid 90s	UK	Aug. 10
ENSCO 71	Hitachi K1032N	225	Maersk	High 80s	Denmark	Jan. 11	Plus three 1-year options
ENSCO 72	Hitachi K1025N	225	RWE	High 80s	UK	Nov. 10	Plus options
ENSCO 80	MLT 116-CE	225	Committed		UK	Aug. 10	Expect to return to ConocoPhillips in Aug. 10. Contracted through 2012. 2010 rate low 100s
ENSCO 92	MLT 116-C	225	Available		UK
ENSCO 100	MLT 150-88-C	350	GDF Suez	Low 110s	UK	Nov. 10	Sublet starting mid Jul. 10, mid 120s. Plus unpriced options
ENSCO 101	KFELS MOD V-A	400	Maersk	Low 170s	UK	Oct. 11	One unpriced option
ENSCO 102	KFELS MOD V-A	400	ConocoPhillips	Mid 190s	UK	Dec. 11	Plus cost adjustments. Expect to work at low 200s beginning Jun. 11 for approximately 3 years. Plus cost adjustments and unpriced options
Mediterranean
ENSCO 85	MLT 116-C	300	Committed		Tunsia	Jul. 10	Next to Ecumed late Jul. to Aug. 10, mid 90s. Then expect to work to Oct. 10, mid 90s
ENSCO 105	KFELS MOD V-B	400	BG	Mid 150s	Tunisia	Dec. 10	Plus cost adjustments and seven 1-well options at same rate. Scheduled shipyard delayed, expect 29 days (4 days on 50% day rate) in 3Q for inspection and upgrade

North & South America
U.S. Gulf of Mexico - See Page 1 "Important Note Regarding U.S. Gulf of Mexico"
ENSCO 60	Levingston 111-C	300	Cold stacked		Gulf of Mexico
ENSCO 68	MLT 84-CE	400	Chevron	High 80s	Gulf of Mexico	Jan. 11	Plus cost adjustments not included in day rate
ENSCO 75	MLT Super 116-C	400	W&T	High 90s	Gulf of Mexico	Jul. 10	Next to Apache to Dec. 10, high 90s
ENSCO 82	MLT 116-C	300	Chevron	Mid 50s	Gulf of Mexico	Jan. 11	Plus cost adjustments not included in day rate
ENSCO 86	MLT 82 SD-C	250	Apache	Mid 50s	Gulf of Mexico	Jan. 11
ENSCO 87	MLT 116-C	350	Apache	Mid 70s	Gulf of Mexico	Jan. 11
ENSCO 90	MLT 82 SD-C	250	Available	----------	Gulf of Mexico	----------
ENSCO 99	MLT 82 SD-C	250	Nexen	Low 50s	Gulf of Mexico	Aug. 10

Mexico
ENSCO 81	MLT 116-C	350	Pemex	Mid 70s	Mexico	Dec. 10
ENSCO 83	MLT 82 SD-C	250	Pemex	Low 110s	Mexico	Nov. 12	Plus cost adjustments
ENSCO 89	MLT 82 SD-C	250	Pemex	Mid 70s	Mexico	Mar. 12	Rates adjust to global index rate every 3 months (next Aug. 10)
ENSCO 93	MLT 82 SD-C	250	Pemex	Mid 80s	Mexico	Mar. 12	Rates adjust to global index rate every 3 months (next Oct. 10)
ENSCO 98	MLT 82 SD-C	250	Pemex	Low 110s	Mexico	Apr. 12	Plus cost adjustments

Note:  The day rates reflected in this Fleet Status Report are the operating day rates charged to customers, which may include estimated contractual adjustments for changes in operating costs and/or reimbursable cost adjustments for ongoing expenses such as crew, catering, insurance and taxes. The day rates, however, do not include certain types of non-recurring revenues such as lump sum mobilization payments, revenues earned during mobilizations, revenues associated with contract preparation and other non-recurring reimbursable items such as mobilizations and capital enhancements. Routine and non-routine downtime may influence the actual revenues recognized during the contract term. Please refer to the Company's SEC filings for more information.